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                                                                    Exhibit 10.8

                                                June 22, 1998

Donald W. Reilly
Vice President of Finance
AMTROL Inc.
1400 Division Road
West Warwick, RI   02893

Dear Donald:

This letter is intended to serve as an agreement between you and AMTROL Inc. (the "Company") as to your severance benefits in the event of the termination of your employment with the Company under the circumstances set forth herein.

In the event that the Company terminates your employment without Cause (as defined herein) or causes a material reduction of your duties, responsibilities or titles, the Company shall:

      (1) pay you for fifteen (15) consecutive months after termination a monthly amount equal to one twelfth of your current salary at termination (the "Termination Benefit");

      (2) pay, on the date otherwise due and payable, the pro-rata portion of any bonus or incentive compensation otherwise payable to you without regard to your termination with respect to the fiscal period in which such termination occurs; and

      (3) provide you, until the Termination Benefit is paid in full, with the participation in such group life, disability, accident, hospital and medical insurance plans ("Welfare Plans") in accordance with the terms thereof, as from time to time may be in effect; provided, that benefits and terms of participation under the Welfare Plans may be changed by the Company from time to time in its sole discretion. To the extent stock options are to be granted in accordance with a Company stock option plan for the Company fiscal year ending within the year your employment with the Company terminates, you shall be entitled to such options in accordance with the plan's terms.



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Donald W. Reilly
June 22, 1998
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            "Cause" as used within this Agreement means:

            (i) any act or acts by you constituting a felony (or its equivalent) under the laws of the United States, any state thereof or any foreign jurisdiction;

            (ii) any material breach by you of any employment agreement with the Company or the policies of the Company or any of its subsidiaries or the willful and persistent (after written notice to you) failure or refusal to perform your duties of employment or comply with any lawful directives of the Board of Directors of the Company;

            (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty.

      The existence and terms of this Agreement shall be held confidential.

Please signify your acceptance of the terms hereof by executing this Letter Agreement in the space provided below and returning it to the Company.

                                          Very truly yours,

                                          AMTROL Inc.

                                          By:
                                             -----------------------------------
                                                Andrew M. Massimilla,
                                                Director

AGREED TO AND ACCEPTED:

----------------------------
      Donald W. Reilly

Dated:
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